Exhibit 8.1

RONALD L. OLSON†

ROBERT E. DENHAM

JEFFREY I. WEINBERGER

CARY B. LERMAN

CHARLES D. SIEGAL

GREGORY P. STONE

BRAD D. BRIAN

BRADLEY S. PHILLIPS

GEORGE M. GARVEY

WILLIAM D. TEMKO

ROBERT B. KNAUSS

STEPHEN M. KRISTOVICH

JOHN W. SPIEGEL

TERRY E. SANCHEZ

STEVEN M. PERRY

MARK B. HELM

JOSEPH D. LEE

MICHAEL R. DOYEN

MICHAEL E. SOLOFF

GREGORY D. PHILLIPS

LAWRENCE C. BARTH

KATHLEEN M. MCDOWELL

GLENN D. POMERANTZ

THOMAS B. WALPER

RONALD C. HAUSMANN

PATRICK J. CAFFERTY, JR.

JAY M. FUJITANI

O’MALLEY M. MILLER

SANDRA A. SEVILLE-JONES

MARK H. EPSTEIN

HENRY WEISSMANN

KEVIN S. ALLRED

BART H. WILLIAMS

JEFFREY A. HEINTZ

JUDITH T. KITANO

KRISTIN LINSLEY MYLES

MARC T.G. DWORSKY

JEROME C. ROTH

STEPHEN D. ROSE

GARTH T. VINCENT

TED DANE

STUART N. SENATOR

MARTIN D. BERN

DANIEL P. COLLINS

†A PROFESSIONAL CORPORATION

ROBERT L. DELL ANGELO

BRUCE A. ABBOTT

JONATHAN E. ALTMAN

MARY ANN TODD

MICHAEL J. O’SULLIVAN

KELLY M. KLAUS

DAVID B. GOLDMAN

KEVIN S. MASUDA

HOJOON HWANG

DAVID C. DINIELLI

PETER A. DETRE

CARL H. MOOR

DAVID H. FRY

LISA J. DEMSKY

MALCOLM A. HEINICKE

GREGORY J. WEINGART

TAMERLIN J. GODLEY

JAMES C. RUTTEN

RICHARD ST. JOHN

ROHIT K. SINGLA

LUIS LI

CAROLYN HOECKER LUEDTKE

C. DAVID LEE

MARK H. KIM

BRETT J. RODDA

SEAN ESKOVITZ

FRED A. ROWLEY, JR.

KATHERINE M. FORSTER

BLANCA FROMM YOUNG

RANDALL G. SOMMER

MARIA SEFERIAN

MANUEL F. CACHÁN

ROSEMARIE T. RING

JOSEPH J. YBARRA

KATHERINE K. HUANG

MICHELLE T. FRIEDLAND

TODD J. ROSEN

TRUC T. DO

MELINDA EADES LeMOINE

SETH GOLDMAN

GRANT A. DAVIS-DENNY

JONATHAN H. BLAVIN

JOHN B. OWENS

SUSAN R. SZABO

MUNGER, TOLLES & OLSON LLP

355 SOUTH GRAND AVENUE

THIRTY-FIFTH FLOOR

LOS ANGELES, CALIFORNIA 90071-1560

TELEPHONE (213) 683-9100

FACSIMILE (213) 687-3702

560 MISSION STREET

SAN FRANCISCO, CALIFORNIA 94105-2907

TELEPHONE (415) 512-4000

FACSIMILE (415) 512-4077

July 15, 2013

LIKA C. MIYAKE

HAILYN J. CHEN

BRAD SCHNEIDER

MIRIAM KIM

MISTY M. SANFORD

KATHERINE KU

KIMBERLY A. CHI

DEREK J. KAUFMAN

BETHANY W. KRISTOVICH

BENJAMIN W. HOWELL

JACOB S. KREILKAMP

ERIC P. TUTTLE

HEATHER E. TAKAHASHI

KEITH R.D. HAMILTON, II

SORAYA C. KELLY

PATRICK ANDERSON

JEFFREY Y. WU

M. LANCE JASPER

ALISSA BRANHAM

ADAM R. LAWTON

AVI BRAZ

PUNEET K. SANDHU

DAVID C. LACHMAN

JENNY H. HONG

AARON SEIJI LOWENSTEIN

LAURA D. SMOLOWE

LEO GOLDBARD

MATTHEW A. MACDONALD

MARGARET G. ZIEGLER

ESTHER H. SUNG

BENJAMIN J. MARO

RENEE DELPHIN-RODRIGUEZ

MICHAEL J. MONGAN

KATHRYN A. EIDMANN

JOEL M. PURLES

KYLE A. CASAZZA

AARON GREENE LEIDERMAN

ERIN J. COX

CLAIRE YAN

DAVID H. PENNINGTON

BRAM ALDEN

MARK R. SAYSON

JOHN M. RAPPAPORT

DAVID C. THOMPSON

ANNE HENRY LEE

MATTHEW M. STEINBERG

CHRISTIAN K. WREDE

PETER E. GRATZINGER

ANJAN CHOUDHURY

JEREMY A. LAWRENCE

BENJAMIN E. FRIEDMAN

CHRISTOPHER M. LYNCH

RAY S. SEILIE

NICHOLAS C. SOLTMAN

ADAM I KAPLAN

AMELIA L.B. SARGENT

KENNETH M. JAMISON

BRYAN H. HECKENLIVELY

LAURA WIRTH

JASMINE M. ROBERTS

JENNIFER A. JONES

LAURA K. SULLIVAN

KYLE W. MACH

JEFFREY M. OSOFSKY

ENRIQUE R. SCHAERER

GREGORY M. SERGI

ACHYUT J. PHADKE

                _

OF COUNSEL

RICHARD D. ESBENSHADE†

ROBERT K. JOHNSON†

ALAN V. FRIEDMAN†

RICHARD S. VOLPERT

RONALD K. MEYER

RICHARD E. DROOYAN

ALLISON B. STEIN

ALLEN M. KATZ

WILLIANA CHANG

DANIEL B. LEVIN

                _

E. LEROY TOLLES

(1922-2008)

WRITER’S DIRECT LINE

(213) 683-9268

(213) 683-5168 FAX

stephen.rose@mto.com

Simon Worldwide, Inc.

18952 MacArthur Boulevard

Irvine, California 92612

Re: Simon Worldwide, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Simon Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the proposed distribution by the Company of non-transferable subscription rights entitling the holders thereof to purchase shares of common stock of the Company (the “Rights”) pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2013 (Registration No. 333-189020) (as amended as of the effective date thereof, the “Registration Statement”), and the prospectus related thereto (the “Prospectus”).

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement, the Prospectus, and the Company’s responses to our examinations and inquiries.

In our capacity as special counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or

MUNGER, TOLLES & OLSON LLP

Simon Worldwide, Inc.

July 15, 2013

audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Based on such facts, assumptions, and representations and subject to the limitations set forth herein and in the Registration Statement, all statements of legal conclusions in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations” constitute the opinion of Munger, Tolles & Olson LLP as to the material U.S. federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement and the Prospectus, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law, including recipients of the Rights in this offering.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Material U.S. Federal Income Tax Considerations” in the Prospectus. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

MUNGER, TOLLES & OLSON LLP

SDR/STG/vad